Exhibit 31.2

Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 and pursuant to Rule 13a-14(a) and Rule 15d-14 under the Securities Exchange Act of 1934

I, Jonathan D. Morris, Chief Financial Officer of the Company, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of ImageWare Systems, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 19, 2020	ImageWare Systems, Inc. By: /s/ Jonathan D. Morris
Jonathan D. Morris
Chief Financial Officer (Principal Financial Officer)